Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance

ALERE INC. ANNOUNCES

FIRST QUARTER 2014 RESULTS

WALTHAM, MA…April 29, 2014…Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health information solutions, today announced its financial results for the quarter ended March 31, 2014.

Ron Zwanziger, Chairman, Chief Executive Officer and President of Alere said, “Despite a difficult quarter from a revenue perspective, principally related to weak U.S. influenza sales and a larger-than-expected reduction in U.S. healthcare utilization which primarily impacted our U.S. infectious disease revenue, we are pleased to have delivered adjusted earnings per diluted share in excess of our prior year’s results. This was achieved in part through careful expense controls. Strong free cash flow generated during the quarter enabled us to reduce our net debt to adjusted EBITDA ratio during the quarter, again demonstrating our commitment to delivering continuing shareholder value.”

Financial results for the first quarter of 2014:

•	Net revenue of $716.6 million for the first quarter of 2014, compared to $739.2 million for the first quarter of 2013. Non-GAAP adjusted net revenue was $717.0 million for the first quarter of 2014, compared to $739.9 million for the first quarter of 2013.

•	Net loss of $11.5 million attributable to common stockholders of Alere Inc., and respective net loss per diluted common share of $0.14, for the first quarter of 2014, compared to net income of $7.2 million attributable to common stockholders of Alere Inc., and respective net income per diluted common share of $0.09, for the first quarter of 2013.

•	Non-GAAP adjusted net income per diluted common share of $0.55 for the first quarter of 2014, compared to non-GAAP adjusted net income per diluted common share of $0.53 for the first quarter of 2013.

•	Net product and services revenue from our Professional Diagnostics segment was $561.3 million in the first quarter of 2014, compared to net product and services revenue of $578.6 million in the first quarter of 2013. Non-GAAP adjusted net product and services revenue from our Professional Diagnostics segment was $561.8 million in the first quarter of 2014, compared to non-GAAP adjusted net product and services revenue of $579.3 million in the first quarter of 2013. Recent Professional Diagnostics acquisitions contributed $21.5 million of incremental net revenue, compared to the first quarter of 2013, offset by a $6.4 million decrease in net revenue related to our 2013 disposition of Spinreact.

•	U.S. influenza, meter-based Triage products and mail-order diabetes revenues were $7.3 million, $22.9 million and $32.3 million, respectively, for the first quarter of 2014 compared to $34.3 million, $21.6 million and $33.2 million, respectively, for the first quarter of 2013. Lower influenza revenues reflect the relatively short 2013-2014 flu season, which we noted in our fourth quarter 2013 earnings call. Meter-based Triage products revenue increased from the prior year for the first time since our supply issues began in the second quarter of 2012, reflecting increased revenues from sales of our BNP, Cardiac Panel and D-dimer products. Despite an increase in patients served from 282,000 at the end of the first quarter of 2013 to 769,000 as of March 31, 2014, mail-order diabetes revenues declined slightly, as a result of lower reimbursement rates that became effective on July 1, 2013.

•	Excluding the impact of the change in U.S. influenza revenues and the impact on revenues from the U.S. meter-based Triage product sales, currency adjusted organic growth in our Professional Diagnostics segment was negative 1%. This growth rate was adversely impacted by the decrease in reimbursement rates that became effective on July 1, 2013 for our U.S. mail-order diabetes business. Excluding revenues from our U.S. mail-order diabetes business and considering the flu and Triage adjustments, the currency adjusted organic growth rate for the first quarter of 2014 was 4% for the remainder of our Professional Diagnostics segment.

•	The 4% adjusted organic growth rate for our Professional Diagnostic segment for the first quarter of 2014, adjusted for the impact of the U.S. influenza, meter-based Triage products and mail-order diabetes revenues as noted above, reflects a 2% decrease in adjusted U.S. revenues, compared to the first quarter of 2013, offset by an 8% increase in adjusted net revenues from our international business. The 2% decrease in the U.S. business principally resulted from lower infectious disease revenues reflecting lower utilization levels during 2014 than during 2013.

•	Net product and services revenue from our Health Information Solutions segment was $123.7 million in the first quarter of 2014, compared to $134.2 million in the first quarter of 2013 and $130.0 million in the fourth quarter of 2013, as a result of the weak contracting season that we experienced during the second half of 2013.

•	Gross margin was 49.0% of net revenue in the first quarter of 2014, compared to 49.3% in the first quarter of 2013. Non-GAAP adjusted gross margins, which exclude from cost of net revenue amortization of acquisition-related intangibles, stock-based compensation expense, restructuring charges, and non-cash charges associated with acquired inventory, was 51.5% of non-GAAP adjusted net revenue in the first quarter of 2014 compared to 52.1% in the first quarter of 2013. The lower gross margin in the current period principally reflects the lower U.S. influenza sales and reduced mail-order diabetes reimbursement rates noted above.

•

Operating expenses consisting of research and development and selling, general and administrative expenses were $325.3 million for the first quarter of 2014, compared to $333.8 million for the first quarter of 2013. Non-GAAP adjusted operating expenses, which exclude amortization of acquisition-related intangibles, restructuring charges, stock-based compensation expense, acquisition-related fair value and compensation-related contingent consideration charges and acquisition and disposition costs, were $255.5 million for the first quarter of 2014, or 35.6% of non-GAAP adjusted net revenue, compared to $257.3 million, or 34.8% of non-GAAP adjusted net revenue, for the first quarter of 2013.

•	Free cash flow for the first quarter of 2014 was $78.4 million, reflecting cash flow from operations of $105.9 million, offset by capital expenditures of $27.5 million. Free cash flow for the first quarter of 2013 was $35.0 million, reflecting cash flow from operations of $71.1 million, offset by capital expenditures of $36.1 million.

•	Non-GAAP EBITDA for the first quarter of 2014 was $144.5 million, which reflects adjustments to add back non-interest related restructuring charges of $7.2 million, $0.3 million of acquisition-related costs and $3.0 million of costs associated with potential business dispositions. Non-GAAP EBITDA for the first quarter of 2013 was $153.3 million, which reflects adjustments to add back non-interest related restructuring charges of $3.9 million and $0.9 million of acquisition-related costs. Adjusted non-GAAP EBITDA, which reflects adjustments to add back restructuring, acquisition and disposition related and proxy costs, totaled $661.0 million for the twelve-month period ended March 31, 2014, compared to $619.5 million for the twelve-month period ended March 31, 2013.

•	Debt, net of cash and restricted cash held to secure debt (“net debt”), was $3.37 billion as of March 31, 2014, compared to net debt of $3.53 billion as of March 31, 2013. Our net debt to adjusted non-GAAP EBITDA ratio was 5.1x as of March 31, 2014, compared to 5.7x as of March 31. 2013.

The Company’s GAAP results for the first quarter of 2014 exclude $0.4 million of revenue associated with acquired software license contracts that are not recognized due to business combination accounting rules and include $66.6 million of amortization, $7.3 million of restructuring charges, $5.7 million of stock-based compensation expense, $0.3 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $4.6 million of income recorded for fair value adjustments to acquisition-related contingent consideration, $3.0 million of costs associated with potential business dispositions, $0.4 million of interest expense recorded in connection with fees paid for certain debt modifications, $0.4 million in compensation charges and $0.1 million of related interest accretion associated with acquisition-related contingent consideration obligations. The Company’s GAAP results for the first quarter of 2013 exclude $0.6 million of revenue associated with acquired software license contracts that are not recognized due to business combination accounting rules and include $76.0 million of amortization, $3.9 million of restructuring charges, $4.1 million of stock-based compensation expense, $0.9 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $11.0 million of expense recorded for fair value adjustments to acquisition-related contingent consideration, $1.0 million of interest expense recorded in connection with fees paid for certain debt modifications, $0.7 million in compensation charges associated with acquisition-related contingent consideration obligations, a $0.5 million charge associated with the write-up to fair market value of inventory acquired in connection with the acquisition of Epocal Inc. and $0.2 million of expense associated with the extinguishment of debt.

Detailed reconciliations of the non-GAAP financial measures presented in this release to the most directly comparable financial measures under GAAP, as well as a discussion regarding these non-GAAP financial measures, are included in the schedules to this press release.

The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) today, April 29, 2014, to discuss these results, as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

The conference call may be accessed by dialing (877) 443-4809 (domestic) or (412) 902-6615 (international) and asking for Alere Inc. A webcast of the call can also be accessed via the Alere website at http://www.alere.com/us/en/about/investor-relations/events.html, or directly through the following link: http://www.videonewswire.com/event.asp?id=99047.

A replay of the call will be available approximately one hour after the conclusion of the call and will remain available for a period of seven days following the call. The replay may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering replay code 10045124. The replay will also be available via online webcast at http://www.videonewswire.com/event.asp?id=99047 or via the Alere website at http://www.alere.com/us/en/about/investor-relations/events.html for a period of 60 days following the call.

Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere website (http://www.alere.com/us/en/about/investor-relations/events.html) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this website.

For more information about Alere, please visit our web site at http://www.alere.com.

By developing new capabilities in near-patient diagnosis, monitoring and health information solutions, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on infectious disease, toxicology, cardiology and diabetes. Alere is headquartered in Waltham, Massachusetts.

Source: Alere Inc.

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Net product sales and services revenue	$711,410	$735,185
License and royalty revenue	5,212	4,064

Net revenue	716,622	739,249
Cost of net revenue	365,383	374,992

Gross profit	351,239	364,257

Gross margin	49%	49%

Operating expenses:
Research and development	38,699	41,454
Selling, general and administrative	286,600	292,314

Total operating expenses	325,299	333,768

Operating income	25,940	30,489
Interest and other income (expense), net	(47,322)	(57,869)

Loss before benefit for income taxes	(21,382)	(27,380)
Benefit for income taxes	(9,917)	(36,871)

Income (loss) before equity earnings of unconsolidated entities, net of tax	(11,465)	9,491
Equity earnings of unconsolidated entities, net of tax	5,352	2,934

Net income (loss)	(6,113)	12,425
Less: Net income (loss) attributable to non-controlling interests	108	(25)

Net income (loss) attributable to Alere Inc. and Subsidiaries	(6,221)	12,450

Preferred stock dividends	(5,250)	(5,250)

Net income (loss) available to common stockholders	$(11,471)	$7,200

Basic net income (loss) per common share	$(0.14)	$0.09

Diluted net income (loss) per common share	$(0.14)	$0.09

Weighted average shares - basic	82,387	81,199

Weighted average shares - diluted	82,387	81,300

Alere Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$433,026	$361,908
Restricted cash	4,222	6,373
Marketable securities	781	858
Accounts receivable, net	528,793	548,729
Inventories, net	371,136	364,185
Prepaid expenses and other current assets	183,145	190,361

Total current assets	1,521,103	1,472,414

PROPERTY, PLANT AND EQUIPMENT, NET	545,051	545,164
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,763,226	4,835,004
RESTRICTED CASH - NON-CURRENT	28,856	29,370
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	177,950	178,862

Total assets	$7,036,186	$7,060,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portions of long-term debt and capital lease obligations	$71,472	$55,967
Other current liabilities	620,709	617,219

Total current liabilities	692,181	673,186

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations, net of current portions	3,760,886	3,787,195
Deferred tax liabilities	307,574	329,249
Other long-term liabilities	194,989	188,336

Total long-term liabilities	4,263,449	4,304,780

TOTAL EQUITY	2,080,556	2,082,848

Total liabilities and equity	$7,036,186	$7,060,814

Alere Inc. and Subsidiaries

Reconciliation to Non-GAAP Adjusted Operating Results

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Reconciliation to Non-GAAP Adjusted Operating Income (1)
Operating income	$25,940	$30,489

Adjustment related to acquired software license contracts	419	643
Amortization of acquisition-related intangible assets	66,473	75,867
Restructuring charges	7,215	3,892
Stock-based compensation expense	5,704	4,123
Compensation charges associated with acquisition-related contingent consideration obligations	422	690
Acquisition-related costs	321	896
Fair value adjustments to acquisition-related contingent consideration	4,550	11,018
Non-cash charge associated with acquired inventory	—	461
Costs associated with potential business dispositions	2,960	—

Non-GAAP adjusted operating income	$114,004	$128,079

	Three Months Ended March 31,
	2014	2013
Reconciliation to Non-GAAP Adjusted Net Income (1)
Net income (loss) available to common stockholders	$(11,471)	$7,200

Adjustment related to acquired software license contracts	419	643
Amortization of acquisition-related intangible assets	66,491	75,989
Restructuring charges	7,340	3,947
Stock-based compensation expense	5,704	4,123
Compensation charges associated with acquisition-related contingent consideration obligations	422	690
Acquisition-related costs	321	896
Fair value adjustments to acquisition-related contingent consideration	4,550	11,018
Non-cash charge associated with acquired inventory	—	461
Costs associated with potential business dispositions	2,960	—
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility	364	952

Interest accretion associated with acquisition-related compensation charges	95	—
Expense associated with extinguishment of debt	—	163
Income tax effects on items above	(29,858)	(62,055)

Non-GAAP adjusted net income available to common stockholders	$47,337	$44,027

Net income (loss) per diluted common share	$(0.14)	$0.09

Non-GAAP adjusted net income per diluted common share	$0.55	$0.53

Weighted average shares - diluted	82,387	81,300

Non-GAAP adjusted weighted average shares - diluted	97,346	94,977

(1)	In calculating “non-GAAP adjusted operating income” and “non-GAAP adjusted net income”, the Company excludes (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from operating income and net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust operating income or net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” are not standard financial measurements under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to operating income and net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” presented in this press release may not be comparable to similar measures used by other companies.

Alere Inc. and Subsidiaries

Selected Consolidated Revenues by Business Area (1)

(in thousands)

Professional Diagnostics Segment	Q1 2014	Q1 2013	% Change Q1 14 v. Q1 13

Infectious disease	$164,030	$189,844	–14%
Toxicology	151,897	149,049	2%
Cardiology	121,633	114,933	6%
Diabetes	50,721	50,083	1%
Other (1)	73,052	74,719	–2%

Professional diagnostics net product sales and services revenue (1)	561,333	578,628	–3%
License and royalty revenue	5,212	3,864	35%

Professional diagnostics net revenue	$566,545	$582,492	–3%

Health Information Solutions Segment	Q1 2014	Q1 2013	% Change Q1 14 v. Q1 13
Condition and case management	$49,319	$54,126	–9%
Wellness	24,950	26,300	–5%
Women’s & children’s health	22,215	29,080	–24%
Patient self-testing services	27,184	24,701	10%

Health information solutions net revenue	$123,668	$134,207	–8%

(1)	Revenues are presented in accordance with generally accepted accounting principles and exclude an adjustment of $0.4 million and $0.6 million related to acquired software license contracts which were not recognized during the three months ended March 31, 2014 and 2013, respectively, due to business combination accounting rules.

	Alere Inc. and Subsidiaries Reconciliation of Operating Income (Loss) to Non-GAAP Adjusted Operating Income (Loss) (in thousands)
	For the Three Months Ended March 31, 2014
Operating Segment	Professional Diagnostics	Health Information Solutions	Consumer Diagnostics	Corporate	Total

Net revenue	$566,545	$123,668	$26,409	$—	$716,622
Adjustment related to acquired software license contracts (1)	419	—	—	—	419

Non-GAAP adjusted net revenue	$566,964	$123,668	$26,409	$—	$717,041

Operating income (loss)	$51,326	$(6,720)	$2,248	$(20,914)	$25,940
Adjustment related to acquired software license contracts (1)	419	—	—	—	419
Amortization of acquisition-related intangible assets	57,285	8,899	289	—	66,473
Restructuring charges	4,303	2,817	—	95	7,215
Stock-based compensation expense	—	—	—	5,704	5,704
Compensation charges associated with acquisition-related contingent consideration obligations	422	—	—	—	422
Acquisition-related costs	—	—	—	321	321
Fair value adjustments to acquisition-related contingent consideration	5,461	(1,011)	—	100	4,550
Costs associated with potential business dispositions	2,960	—	—	—	2,960

Non-GAAP adjusted operating income (loss)	$122,176	$3,985	$2,537	$(14,694)	$114,004

Non-GAAP adjusted operating income (loss) as % of Non-GAAP adjusted net revenue	21.5%	3.2%	9.6%		15.9%

(1)	Estimated revenue related to acquired software license contracts that was not recognized during the first quarter of 2014 due to business combination accounting rules.

	For the Three Months Ended March 31, 2013
Operating Segment	Professional Diagnostics	Health Information Solutions	Consumer Diagnostics	Corporate	Total

Net revenue	$582,492	$134,207	$22,550	$—	$739,249
Adjustment related to acquired software license contracts (1)	643	—	—	—	643

Non-GAAP adjusted net revenue	$583,135	$134,207	$22,550	$—	$739,892

Operating income (loss)	$59,840	$(13,893)	$2,280	$(17,738)	$30,489
Adjustment related to acquired software license contracts (1)	643	—	—	—	643
Amortization of acquisition-related intangible assets	64,293	11,038	536	—	75,867
Restructuring charges	1,389	2,503	—	—	3,892
Stock-based compensation expense	—	—	—	4,123	4,123
Compensation charges associated with acquisition-related contingent consideration obligations	690	—	—	—	690
Non-cash charge associated with acquired inventory	461	—	—	—	461
Acquisition-related costs	—	—	—	896	896
Fair value adjustments to acquisition-related contingent consideration	7,063	3,355	—	600	11,018

Non-GAAP adjusted operating income (loss)	$134,379	$3,003	$2,816	$(12,119)	$128,079

Non-GAAP adjusted operating income (loss) as % of Non-GAAP adjusted net revenue	23.0%	2.2%	12.5%		17.3%

(1)	Estimated revenue related to acquired software license contracts that was not recognized during the first quarter of 2013 due to business combination accounting rules.

Comments:

In calculating “adjusted operating income (loss)” in the schedule presented above, the Company excludes from operating income (loss) (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from operating income (loss) allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust operating income (loss) for the costs associated with litigation, including payments made or received through settlements. It should be noted that “adjusted operating income (loss)” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to operating income (loss) as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “adjusted operating income (loss)” presented in this schedule may not be comparable to similar measures used by other companies.

Reference should also be made to the Company’s financial results contained in our earnings press release respective to the periods presented in this schedule, which include a more detailed discussion of the adjustments to the GAAP operating results presented above.

Alere Inc. and Subsidiaries

Reconciliations to Non-GAAP Adjusted P&L Categories

(in thousands)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Net revenue	$716,622	$739,249
Adjustment related to acquired software license contracts	419	643

Non-GAAP adjusted net revenue	$717,041	$739,892

Cost of net revenue	$365,383	$374,992
Less adjustments:
Amortization of acquisition-related intangible assets	(16,636)	(19,170)
Restructuring charges	(875)	(623)
Stock-based compensation expense	(287)	(232)
Non-cash charge associated with acquired inventory	—	(461)

Non-GAAP adjusted cost of net revenue	$347,585	$354,506

Non-GAAP adjusted gross profit	$369,456	$385,386

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Research and development	$38,699	$41,454
Less adjustments:
Amortization of acquisition-related intangible assets	(1,165)	(1,282)
Stock-based compensation expense	(1,191)	(747)

Non-GAAP adjusted research and development	$36,343	$39,425

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Selling, general and administrative	$286,600	$292,314
Less adjustments:
Amortization of acquisition-related intangible assets	(48,672)	(55,415)
Restructuring charges	(6,340)	(3,269)
Stock-based compensation expense	(4,226)	(3,144)
Compensation charges associated with acquisition-related contingent consideration obligations	(422)	(690)
Acquisition-related costs	(321)	(896)
Fair value adjustments to acquisition-related contingent consideration	(4,550)	(11,018)
Costs associated with potential business dispositions	(2,960)	—

Non-GAAP adjusted selling, general and administrative	$219,109	$217,882

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Interest and other income (expense), net	$(47,322)	$(57,869)
Less adjustments:
Restructuring charges	125	55

Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility	364	952

Interest accretion associated with acquisition-related compensation charges	95	—
Expense associated with extinguishment of debt	—	163

Non-GAAP adjusted interest and other income (expense), net	$(46,738)	$(56,699)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Benefit for income taxes	$(9,917)	$(36,871)
Add: Income tax effects on Non-GAAP adjustments	29,887	62,061

Non-GAAP adjusted provision for income taxes	$19,970	$25,190

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Equity earnings of unconsolidated entities, net of tax	$5,352	$2,934
Less adjustments:
Amortization of acquisition-related intangible assets	148	151
Income tax effects on items above	—	—

Non-GAAP adjusted equity earnings of unconsolidated entities, net of tax	$5,500	$3,085

Alere Inc. and Subsidiaries

Reconciliations of Gross Profit/Margin to Non-GAAP Adjusted Gross Profit/Margin

(in thousands)

Alere Consolidated	Three Months Ended March 31, 2013		Three Months Ended December 31, 2013		Three Months Ended March 31, 2014

Net revenue	$739,249		$772,326		$716,622
Adjustment related to acquired software license contracts	643		470		419

Non-GAAP adjusted net revenue	739,892		772,796		717,041

Cost of net revenue	374,992		387,977		365,383
Less adjustments:
Amortization of acquisition-related intangible assets	19,170		17,656		16,636
Stock-based compensation expense	232		329		287
Non-cash charge associated with acquired inventory	461		624		—
Restructuring charges	623		2,957		875

Non-GAAP adjusted cost of net revenue	354,506		366,411		347,585

Non-GAAP adjusted gross profit/margin	$385,386	52.1%	$406,385	52.6%	$369,456	51.5%

Professional Diagnostics Segment	Three Months Ended March 31, 2013		Three Months Ended December 31, 2013		Three Months Ended March 31, 2014

Net product sales and services revenue	$578,628		$600,667		$561,333
Adjustment related to acquired software license contracts	643		470		419

Non-GAAP adjusted net product sales and services revenue	579,271		601,137		561,752

Cost of net revenue	278,453		292,183		273,542
Less adjustments:
Amortization of acquisition-related intangible assets	17,399		16,005		15,136
Stock-based compensation expense	232		329		287
Non-cash charge associated with acquired inventory	461		624		—
Restructuring charges	199		2,253		833

Non-GAAP adjusted cost of net revenue	260,162		272,972		257,286

Non-GAAP adjusted gross profit/margin	$319,109	55.1%	$328,165	54.6%	$304,466	54.2%

Health Information Solutions Segment	Three Months Ended March 31, 2013		Three Months Ended December 31, 2013		Three Months Ended March 31, 2014

Net product sales and services revenue	$134,207		$130,012		$123,668

Cost of net revenue	76,857		70,780		68,714
Less adjustments:
Amortization of acquisition-related intangible assets	1,482		1,440		1,413
Restructuring charges	424		704		42

Non-GAAP adjusted cost of net revenue	74,951		68,636		67,259

Non-GAAP adjusted gross profit/margin	$59,256	44.2%	$61,376	47.2%	$56,409	45.6%

Alere Inc. and Subsidiaries

Reconciliation of Net Loss to Non-GAAP EBITDA

(in thousands)

Three Months Ended March 31, 2014

Net loss (1)	$(6,113)

Adjustment related to acquired software license contracts	419
Income tax benefit	(9,917)
Depreciation and amortization	98,234
Interest, net	51,659
Non-cash stock-based compensation expense	5,704
Non-cash fair value adjustments to acquisition-related contingent consideration	4,550

Non-GAAP EBITDA	$144,536

(1)	Net loss for the three months ended March 31, 2014 includes non-interest related restructuring charges of $7.2 million, $0.3 million of acquisition-related costs and $3.0 million of costs associated with potential business dispositions which have not been added back for purposes of computing Non-GAAP EBITDA.

Reconciliation of Cash Flow from Operating Activities to Free Cash Flow

(in thousands)

Three Months Ended March 31, 2014

Cash flow from operating activities (GAAP)	$105,908
Capital expenditures	(27,540)

Free cash flow	$78,368